UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported) May 28, 2009

SOUTHWEST WATER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-8176	95-1840947
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE WILSHIRE BUILDING 624 SOUTH GRAND AVENUE, SUITE 2900 LOS ANGELES, CALIFORNIA 90017-3782
(Address of Principal Executive Offices, including zip code)

(213) 929-1800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

On May 28, 2009, the Company entered into an Amendment to its Credit Agreement dated as of February 15, 2008, among the Company, as borrower, the several lender parties thereto, including Bank of America, as Administrative Agent.

The Amendment cures existing events of default in the covenants and grants the Company until June 10, 2009 to file its annual report on Form 10-K for the year ended December 31, 2008 and until July 13, 2009 to file its quarterly reports on Form 10-Q for quarters ended September 30, 2008 and March 31, 2009. The Amendment also clarifies the definition of certain other terms and covenant calculations in the original agreement as well as reduces the total available capacity on the line to $110 million from $150 million.

The new interest rate will be LIBOR plus 400 basis points with the opportunity to reduce the rate to LIBOR plus 300 basis points when debt to total capitalization ratio is less than 50%.  The Company has been paying LIBOR plus 350 under its current waiver. There is no change to the term of the loan.

Item 9.01            Financial Statements and Exhibits

The following exhibits are filed with this Current Report :

(d)  Exhibits

99.1	Press Release dated May 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHWEST WATER COMPANY

		By:	/s/ William K. Dix
William K. Dix
General Counsel and
Corporate Secretary

Dated:	June 3, 2009